UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

SAMSON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-186686	45-3991227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Samson Plaza Two West Second Street Tulsa, OK	74103-3103
(Address of principal executive offices)	(Zip Code)

(918) 591-1791

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On August 29, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Samson Resources Corporation (the “Company,” “we” or “our”) approved the following actions affecting the compensation of the officers of the Company, including our named executive officers. A summary of these actions is provided below.

Retention Letter Agreements

In order to further incentivize the retention of our officers, the Compensation Committee authorized the Company to enter into a retention letter agreement with each officer, which will provide for, among other things:

•	if such officer remains employed by the Company (a “Remaining Officer”) through September 1, 2015 (the “Retention Date”), a retention award (the “Retention Award”) having a value equal to two times the sum of such officer’s (i) annual base salary and (ii) target bonus for 2015 (the “Retention Award Amount”);

•	if such officer is a Remaining Officer, the accelerated vesting of 100% of all shares of restricted stock and stock options held by such officer, effective as of the Retention Date; and

•	if such officer is a Remaining Officer, special “put” and “call” rights with respect to vested shares of restricted stock and stock options that may be exercised within a 90-day period following the Retention Date, which will entitle such officer or the Company, as applicable, to cause the repurchase of such shares and options by the Company in an amount equal to their fair market value on the repurchase date (less the exercise price, in the case of options). At the end of such exercise period, the put and call rights provided for under the retention letter agreements will terminate, and any put, call or other similar rights relating to officers’ equity awards will be governed by the terms and conditions of the Company’s previously disclosed 2011 Stock Incentive Plan, as amended (the “2011 Plan”), and the related stockholder’s agreements.

Remaining Officers that continue their employment with the Company after the Retention Date will receive their respective Retention Award in the form of a grant of shares of fully vested restricted stock having a value equal to the Retention Award Amount. Remaining Officers that voluntarily terminate their employment as of the Retention Date will receive their respective Retention Award in the form of cash pursuant to the terms of the Voluntary Severance Plan for Officers (the “Officer Voluntary Severance Plan”), as described further below.

The retention letter agreements will also provide that if an officer’s employment is terminated by the Company other than for “cause” on or prior to the Retention Date, then such officer will be entitled to (i) a cash severance award and other payments identical to those provided under the Officer Voluntary Severance Plan and (ii) accelerated equity vesting and special temporary “put” and “call” rights that are substantially similar to those described above for Remaining Officers.

Officer Voluntary Severance Plan

In connection with the approval of the retention letter agreements, the Compensation Committee authorized the adoption of the Officer Voluntary Severance Plan. The Officer Voluntary Severance Plan will be administered by the Compensation Committee and will remain in effect from July 1, 2015 through the Retention Date. Remaining Officers that provide timely notice of their decision to terminate their employment as of the Retention Date will be entitled to certain severance payments under the Officer Voluntary Severance Plan, including, among other things:

•	the payment of a pro-rated portion of such officer’s target bonus for 2015 and certain accrued obligations, to be paid in a lump sum within 60 days of termination;

•	the payment of the Retention Award described above, to be paid in cash over a 12-month period commencing on November 1, 2015; and

•	if elected, monthly payments equal to the COBRA premiums for medical and other insurance as of the date of termination, to be paid for 24 months.

A qualifying officer’s receipt of these payments is contingent upon such officer signing, and not revoking, a release of claims against the Company and its affiliates and agreeing to certain customary confidentiality, non-solicitation and non-disparagement restrictions. Any officer receiving severance payments and benefits under the retention letter agreements or the Officer Voluntary Severance Plan will not be entitled to receive any other payments or benefits in connection with such officer’s termination under any other plan, agreement or arrangement.

Other Actions

In addition, the Compensation Committee amended the definition of “Change in Control” or “Change of Control,” as applicable, in each of (i) the Company’s Change-in-Control Severance Plan for Officers, (ii) the 2011 Plan and the related stockholder’s agreements, (iii) the Company’s employment agreement with Randy L. Limbacher (Chief Executive Officer and President) and (iv) the Company’s special agreements with Philip W. Cook (Executive Vice President and Chief Financial Officer), Richard E. Fraley (Executive Vice President and Chief Operating Officer) and Louis D. Jones (Executive Vice President—Business Development, New Ventures and Portfolio Management), in each case effective as of the Retention Date. These amendments will:

•	limit the circumstances in which asset sales by the Company or equity issuances by subsidiaries of the Company constitute a “Change in Control” or “Change of Control,” as applicable; and

•	provide a consistent definition of such term among the amended documents.

Furthermore, the Compensation Committee authorized the funding and payment of (i) the 2014 annual bonus awards to each of our officers at an amount equal to 100% of such officer’s 2014 target bonus amount and (ii) special bonus awards to each of our officers at an amount equal to 100% of such officer’s 2014 target bonus amount. The payment of these bonuses will be made in January 2015 and, with respect to our named executive officers, will result in aggregate payments in cash of $1,660,000, $1,100,000, $1,100,000, $990,000 and $830,000 to Randy L. Limbacher, Philip W. Cook, Richard E. Fraley, Louis D. Jones and Andrew C. Kidd (Senior Vice President and General Counsel), respectively.

Cautionary Note Regarding Forward-Looking Statements

The information in this filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this filing, other than statements of historical fact, may constitute forward-looking statements, including, but not limited to, whether and to the extent officers exercise certain rights provided for under the compensation actions described above. All forward-looking statements involve risks and uncertainties. Factors that may cause actual results to differ from expected results include, but are not limited to, any of the risk factors and other cautionary statements discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this filing, and, except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSON RESOURCES CORPORATION

Date: September 5, 2014	By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer